Exhibit 99.1

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.
FOURTH AMENDED AND RESTATED SHARE REDEMPTION PROGRAM
As adopted by the Board of Directors, effective July 30, 2026
Definitions
Advisor - Shall mean Ares Commercial Real Estate Management LLC.
Advisory Agreement - Shall mean the advisory agreement between the Advisor, the Operating Partnership and the Company.
Class D-PR shares - Shall mean the shares of the Company’s common stock classified as Class D-PR.
Class D-R shares - Shall mean the shares of the Company’s common stock classified as Class D-R.
Class I-PR shares - Shall mean the shares of the Company’s common stock classified as Class I-PR.
Class I-R shares - Shall mean the shares of the Company’s common stock classified as Class I-R.
Class S-PR shares - Shall mean the shares of the Company’s common stock classified as Class S-PR.
Class T-R shares - Shall mean the shares of the Company’s common stock classified as Class T-R.
Company - Shall mean Ares Industrial Real Estate Income Trust Inc. References herein to “we,” “our,” or “us” refer to the Company.
Code - Shall mean the Internal Revenue Code of 1986, as amended.
DST Program - Shall mean the Company’s program to raise capital in private placements exempt from registration under the Securities Act through the sale of beneficial interests in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by the Operating Partnership.
Early Redemption Deduction - Shall have the meaning given herein.
NAV - Shall mean the net asset value of the Company or one or more classes of its shares, as the context requires, determined in accordance with the Company’s valuation policies and procedures.
Offerings - Shall mean any ongoing public or private offerings of shares of the Company’s common stock, whether in a primary offering or pursuant to the Company’s distribution reinvestment plan.
Operating Partnership - Shall mean AIREIT Operating Partnership LP.

Operating Partnership Agreement - Shall mean the Twelfth Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of August 2, 2024, as amended from time to time.
OP Units - Shall mean limited partnership interests in the Operating Partnership.
Redemption Date - Shall have the meaning given herein.
SEC - Shall mean the United States Securities and Exchange Commission.
Securities Act - Shall mean the Securities Act of 1933, as amended.
Sponsor - Shall mean Ares real estate group.
Stockholders or stockholders - Shall mean the holders of Class D-PR, Class D-R, Class I-PR, Class I-R, Class S-PR or Class T-R shares. Stockholders may be referred to as “you” or “your” within the context of this document.
Transaction Price - Shall mean the price at which a share will be redeemed, which will generally be equal to the most recently disclosed monthly NAV per share for the applicable class of shares. The Company may use a Transaction Price other than the most recently disclosed monthly NAV in cases where the Company believes there has been a material change (positive or negative) to the Company’s NAV per share relative to the most recently disclosed monthly NAV per share.
Share Redemption Program
We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted this share redemption program, whereby stockholders may receive the benefit of limited liquidity by presenting for redemption to us all or any portion of their shares in accordance with the procedures and subject to certain conditions and limitations described below. This share redemption program applies to all shares of our common stock. All references herein to the classes of shares of our common stock mean our Class D-R, Class I-R, Class T-R, Class D-PR, Class I-PR and Class S-PR shares, and not the OP Units issued by our Operating Partnership, unless the context otherwise requires.
Due to the illiquid nature of investments in real property, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions and the amount of shares that may be redeemed during any calendar month and quarter. See “–Redemption Limitations” below. Further, our board of directors may make exceptions to, modify or suspend this share redemption program if, in its reasonable judgment, it deems such action to be in our best interest and the best interest of our stockholders.
A stockholder’s request for redemption in accordance with any of the special treatment described below in the event of the death or qualifying disability of a stockholder must be submitted within 18 months of the death of the stockholder or the initial determination of the stockholder’s disability (which we define as such term is defined in Section 72(m)(7) of the Code), as further described below.
There is no fee in connection with a redemption of shares of our common stock.

You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the redemption of shares of our common stock:
•Under this share redemption program, to the extent we choose to redeem shares in any particular month we will only redeem shares as of the last calendar day of that month (a “Redemption Date”). Shares redeemed on the Redemption Date remain outstanding on the Redemption Date and are no longer outstanding on the day following the Redemption Date. To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days of the Redemption Date. Redemption requests received and processed by our transfer agent will be effected at a redemption price equal to the Transaction Price on the applicable Redemption Date, subject to any Early Redemption Deduction. Although the Transaction Price for shares of our common stock will generally be based on the most recently disclosed monthly NAV per share, the NAV per share of such stock as of the Redemption Date may be significantly different. If the Transaction Price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests.
•A stockholder may withdraw his or her redemption request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free, automated telephone line, (888) 310-9352. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Redemption requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.
•If a redemption request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the redemption request will be executed, if at all, on the next month’s Redemption Date at the Transaction Price applicable to that month (subject to any Early Redemption Deduction), unless such request is withdrawn prior to the redemption. Redemption requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.
•Redemption requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions set forth herein. If making a redemption request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a redemption request by mail to the transfer agent, you must complete and sign a redemption authorization form, which we will provide to you at no charge and which will also be available on our website. Written requests should be sent to the transfer agent at the following address:

For regular mail:	For overnight deliveries:
Ares Industrial Real Estate Income Trust Inc.	Ares Industrial Real Estate Income Trust Inc.
C/O SS&C Technologies	C/O SS&C Technologies
PO Box 219079	801 Pennsylvania Avenue, Suite 219079
Kansas City, Missouri 64105	Kansas City, Missouri 64105
Toll Free Number: (888) 310-9352
Corporate investors and other non-individual entities must have an appropriate     certification on file authorizing redemptions. A signature guarantee may be required.
•For processed redemptions, stockholders may request that redemption proceeds are to be paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.
•Processed redemptions of more than $100,000 will be paid only via ACH or wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide bank instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive redemption proceeds via ACH or wire transfer, provided the payment amount is at least $2,500. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be sent only to U.S. financial institutions (ACH network members).
•A medallion signature guarantee may be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) you wish to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.
•If a stockholder has made multiple purchases of shares of our common stock, any redemption request will be processed on a first in/first out basis unless otherwise requested in the redemption request.
•If we receive a request from a stockholder for redemption of all of the stockholder’s shares of our common stock and the stockholder is a participant in our distribution reinvestment plan, we will terminate the stockholder’s participation in the distribution reinvestment plan.
Minimum Account Redemptions
In the event that any stockholder fails to maintain the minimum balance of $2,000 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account redemptions are not subject to an Early Redemption Deduction.
Sources of Funds for Redemptions
We may, in the Advisor’s discretion, after taking the interests of the Company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described below under “–Redemption Limitations.” Potential sources of funding redemptions include, but are not limited to, cash on hand, cash available from borrowings, cash from the sale of shares of our common stock and cash from liquidations of investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, distributions to stockholders, purchases of real property, debt-related or other investments or redemption of OP Units.
Although the vast majority of our assets consist of properties that cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition, we intend to maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and (ii) one or more borrowing facilities. We may fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from our Offerings and/or sales of our assets.
This share redemption program may limit our ability to make new investments or increase the current distribution rate if we experience redemption demand in excess of capacity over any two-year period. This share redemption program requires that if during any consecutive 24-month period (the “Pro-Rata Period”), we do not have at least one month in which we fully satisfy 100% of properly submitted redemption requests or accept all properly submitted tenders in a self-tender offer for our shares, we will not make any new investments (excluding short-term cash management investments under 30 days in duration) and we will use all investable assets to satisfy redemption requests (subject to the limitations under this program) until all outstanding requests are satisfied. “Investable assets” includes net proceeds from new subscription agreements, unrestricted cash, proceeds from marketable securities, proceeds from the distribution reinvestment plan, and net cash flows after any payment, accrual, allocation, or liquidity reserve associated with costs in the normal course of owning, operating and selling real estate, debt service, redemption of holders of OP Units, repayment of debt, debt financing costs, current or anticipated debt covenants associated with existing debt, funding commitments related to real estate (provided that, any such funding commitments related to the acquisition of property were made prior to the second half of the Pro-Rata Period), master lease payments pursuant to the DST Program, general and administrative expenses, organizational and offering costs, asset management and advisory fees, performance or actions under existing contracts, obligations under our organizational documents or those of our subsidiaries (provided that any such obligation, other than an immaterial obligation or an obligation or change requested by a federal or state regulatory body, existed prior to such Pro-Rata Period), obligations imposed by law, regulations, courts or arbitration, or distributions (whether for stockholders or other investors in the Company or its subsidiaries) or establishment of an adequate liquidity reserve as determined by our board of directors. The Advisor will also defer the performance component of its advisory fee payable to the holder of the Special Partnership Units (as defined in the Operating Partnership Agreement) of the Operating Partnership until all redemption requests are satisfied. Furthermore, our board of directors and management will consider additional ways to improve stockholder liquidity through this share redemption program or otherwise. The purpose of this provision is to use all available investable assets to satisfy redemption requests in such a situation as described above. Exceptions to the limitations of this paragraph may be made to complete like-kind exchanges under Section 1031 of the Code necessary to avoid adverse tax consequences, or to take actions necessary to maintain our qualification as a real estate investment trust under the Code.
Redemption Limitations
We may redeem fewer shares than have been requested in any particular month to be redeemed under this share redemption program, or none at all, in our discretion at any time. The total amount of aggregate redemptions of Class D-PR, Class D-R, Class I-PR, Class I-R, Class S-PR and Class T-R shares (based on the price at which the shares are redeemed) will be limited for each calendar month to 2% of the aggregate NAV of all classes as of the last calendar day of the previous quarter and for each calendar quarter will be limited to 5% of the aggregate NAV of all classes of shares as of the last calendar day of the previous calendar quarter. In the event that we determine to redeem some but not all of the shares submitted for redemption during any month, shares redeemed at the end of the month will be redeemed on a pro rata basis. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of this share redemption program, as applicable.
With respect to the limitations described above, (i) provided that this share redemption program has been operating and not suspended for the first month of a given quarter and that all properly submitted redemption requests were satisfied, any unused capacity for that month will carry over to the second month and (ii) provided that this share redemption program has been operating and not suspended for the first two months of a given quarter and that all properly submitted redemption requests were satisfied, any unused capacity for those two months will carry over to the third month. In no event will such carry-over capacity permit the redemption of shares with aggregate value (based on the redemption price per share for the month the redemption is effected) in excess of 5% of the combined NAV of all classes of shares as of the last calendar day of the previous calendar quarter (provided that for these purposes redemptions may be measured on a net basis as described in the paragraph below).
We currently measure the foregoing redemption allocations and limitations based on net redemptions during a month or quarter, as applicable. The term “net redemptions” means, during the applicable period, the excess of our share redemptions (capital outflows) over the proceeds from the sale of our shares (capital inflows). For purposes of measuring our redemption capacity pursuant to our share redemption program, proceeds from new subscriptions in a month are included in capital inflows on the first day of the next month because that is the first day on which such stockholders have rights in the Company. Also for purposes of measuring our redemption capacity pursuant to this share redemption program, redemption requests received in a month are included in capital outflows on the last day of such month because that is the last day stockholders have rights in the Company. We record these redemptions in our financial statements as having occurred on the first day of the next month following receipt of the redemption request because shares redeemed in a given month are outstanding through the last day of the month. Thus, for any given calendar quarter, the maximum amount of redemptions during that quarter will be equal to (1) 5% of the combined NAV of all classes of shares as of the last calendar day of the previous calendar quarter, plus (2) proceeds from sales of new shares in our Offerings (including purchases pursuant to our distribution reinvestment plan) since the beginning of the current calendar quarter. The same would apply for a given month, except that redemptions in a month would be subject to the 2% limit described above (subject to potential carry-over capacity), and netting would be measured on a monthly basis. With respect to future periods, our board of directors may choose whether the allocations and limitations will be applied to “gross redemptions,” i.e., without netting against capital inflows, rather than to net redemptions. If redemptions for a given month or quarter are measured on a gross basis rather than on a net basis, the redemption limitations could limit the amount of shares redeemed in a given month or quarter despite our receiving a net capital inflow for that month or quarter. In order for our board of directors to change the application of the allocations and limitations from net redemptions to gross redemptions or vice versa, we will provide notice to stockholders in a memorandum supplement or current or periodic report filed by us, as well as in a press release or on our website, at least 10 days before the first business day of the quarter for which the new test will apply. The determination to measure redemptions on a gross basis, or vice versa, will only be made for an entire quarter, and not particular months within a quarter.
If the Transaction Price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests.
Material Modification, Suspension and Termination
As described above, should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, we may choose to redeem fewer shares in any particular month than have been requested to be redeemed, or none at all. Further, our board of directors may modify or suspend this share redemption program if in its reasonable judgment it deems such actions to be in our best interest and the best interest of our stockholders. Although our board of directors has the discretion to suspend this share redemption program, our board of directors will not terminate this share redemption program other than in connection with a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. Our board of directors may determine that it is in our best interests and the interest of our stockholders to suspend the share redemption program as a result of regulatory changes, changes in law, if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed, a lack of available funds, a determination that redemption requests are having an adverse effect on our operations or other factors. Once the share redemption program has been suspended, our board of directors must affirmatively authorize the recommencement of the program before stockholder requests will be considered again. Following any suspension, this share redemption program requires our board of directors to consider at least quarterly whether the continued suspension of the program is in our best interest and the best interest of our stockholders; however, we are not required to authorize the re-commencement of the share redemption program within any specified period of time and any suspension may be for an indefinite period, which would be tantamount to a termination. Material modifications to the share redemption program, including, without limitation, any amendment to the limitations on redemptions, as well as the suspension or termination of the share redemption program will be promptly disclosed to stockholders in a memorandum supplement or current or periodic report filed by us. Material modifications will also be disclosed on our website. Any modification, suspension or termination of this share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units pursuant to the Operating Partnership Agreement.
Early Redemption Deduction
There is no minimum holding period for shares of our common stock under this share redemption program and stockholders can request that we redeem their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be redeemed at 95% of the Transaction Price. This deduction is referred to as the “Early Redemption Deduction.”
Shares of our common stock acquired through the redemption of OP Units will not be subject to the Early Redemption Deduction. The Early Redemption Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Redemption Deduction in the following circumstances:
•redemptions resulting from death or qualifying disability;
•with respect to shares purchased through our distribution reinvestment plan or received from us as a stock dividend;
•with respect to redemption requests submitted by discretionary model portfolio management programs (and similar arrangements); or

•with respect to redemption requests submitted by feeder vehicles (or similar vehicles) primarily created to hold shares of our common stock, which are offered to non-U.S. persons, where such vehicles seek to avoid imposing such a deduction because of administrative or systems limitations.
In addition, the Early Redemption Deduction may not apply to transactions initiated by the trustee or advisor to a donor-advised charitable gift fund, collective trust fund, common trust fund, fund of fund(s) or other institutional accounts, strategy funds or programs if we determine, in our sole discretion, such account, fund or program has an investment strategy or policy that is reasonably likely to control short-term trading. Further, shares of our common stock may be sold to certain employer sponsored plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries for which we may not apply the Early Redemption Deduction to the underlying stockholders, often because of administrative or systems limitations. The Early Redemption Deduction also will not apply to shares taken by the Advisor in lieu of fees or expense reimbursements under the Advisory Agreement or Operating Partnership Agreement, though such shares will not be eligible for redemption under this program until six months after their issue date.
The Early Redemption Deduction will also not apply in certain situations following the departure of certain key persons to the Company, unless replaced as described below. The currently designated key persons are William S. Benjamin, Rajat Dhanda, David M. Fazekas, Brian R. Lange and Julie B. Solomon, and any individual appointed by a majority of our independent directors to replace such key persons as described below. If two or more of such key persons have died, resigned, been removed, become disabled (meaning the earlier of (a) the date on which a key person’s healthcare provider states in writing that such key person will be unable, or can reasonably be expected to be unable, to perform the essential functions of his/her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness or injury for a period of at least 60 consecutive days, or (b) the 60th consecutive day in which such key person has actually been unable to perform the essential functions of his/her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness or injury), or are otherwise unable or unwilling to exercise the authority and discharge those day-to-day management responsibilities with respect to the Company as are currently exercised and discharged by such key persons, and our independent directors have not, within 60 days of such situations having arisen with respect to two or more of such key persons, approved the appointment of one or more replacements who will fulfill substantially all of the duties of at least all but one of such key persons (meaning one key person position may remain unfilled for longer than 60 days) (a “Key Person Triggering Event”), then the Early Redemption Deduction will be waived with respect to all shares purchased prior to the expiration of five business days after the public disclosure of the occurrence of such Key Person Triggering Event (“Exempt Shares”) from the time the Key Person Triggering Event is publicly disclosed until the completion of three full calendar months; provided, that if not all properly submitted redemption requests are satisfied during such three full calendar months, then such Early Redemption Deduction waiver for Exempt Shares will continue until there has been a subsequent calendar month in which all properly submitted redemption requests were satisfied. We will publicly disclose a Key Person Triggering Event and the associated waiver of the Early Redemption Deduction promptly upon its occurrence, and also promptly publicly disclose when the associated waiver of the Early Redemption Deduction has ended. Any such public disclosure will be made to stockholders in a memorandum supplement or special or periodic report filed by us, as well as in a press release or on our website.
From time to time, our board of directors may authorize waivers of the Early Redemption Deduction for specified periods of time with respect to future redemptions for all investors upon the occurrence of specific circumstances other than personal circumstances (e.g. significant corporate changes, natural disasters) that it determines, in its sole discretion, do not raise concerns over short-term trading. Any such waivers will be publicly disclosed promptly following their approval. Any such waivers will apply to all investors and apply on a prospective basis only, and will remain effective for at least three full monthly redemption periods. Any such public disclosure will be made to stockholders in a memorandum supplement or special or periodic report filed by us, as well as in a press release or on our website.
Redemptions In the Event of Death or Disability
As set forth above, we may waive certain of the terms and requirements of this share redemption program in respect of the redemption of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 18 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.
Furthermore, as set forth above, we may waive certain of the terms and requirements of this share redemption program in respect of the redemption of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 18 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

Items of Note
When you make a request to have shares redeemed, you should note the following:
•if you are requesting that some but not all of your shares be redeemed, keep your balance above $2,000 to avoid minimum account redemption, if applicable;
•you will not receive interest on amounts represented by uncashed redemption checks;
•under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld; and
•all shares of our common stock requested to be redeemed must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the redemption must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for redemption are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.
Internal Revenue Service regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the redemption form or calling our customer service number at (888) 310-9352, we will utilize the first-in-first-out method.
The federal income tax consequences to you of participating in this share redemption program will vary depending upon your particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in this share redemption program.
You will not relinquish your shares until we redeem them. The shares we redeem under this share redemption program will be cancelled and will have the status of authorized but unissued shares. We will not resell such shares to the public unless such sales are first registered with the SEC under the Securities Act and under appropriate state securities laws or are exempt under such laws.
The Transaction Price approved by our board of directors in the future may be higher or lower than the most recently disclosed Transaction Price. The Transaction Price is not a representation, warranty or guarantee that (i) a stockholder would be able to realize such per share amount if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to such per share amount upon our liquidation or sale; (iii) shares of our common stock would trade at such per share amount on a national securities exchange; or (iv) a third party would offer such per share amount in an arm’s-length transaction to purchase all or substantially all of our shares of common stock.

Mail and Telephone Instructions
We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.